 EXHIBIT 5.1

 LOEB&LOEB LLP

A LIMITED LIABILITY PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS	10100 SANTA MONICA BOULEVARD SUITE 2200 LOS ANGELES, CA 90067-4164	TELEPHONE: 310.282.2000 FACSIMILE: 310.282.2200 www.loeb.com

Direct Dial: 310-282-2350
e-mail: dficksman@loeb

Ladies and Gentlemen:

             We have acted as counsel for Youbet, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”), of the offering and sale by the selling stockholders listed in the Registration Statement of up to 5,040,093 shares (the “Shares”) of the Company’s common stock, par value $.001.

             We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of our opinion, including: (a) the Certificate of Incorporation of the Company; (b) the By-laws of the Company; and (c) certain resolutions adopted by the Board of Directors of the Company.

             Based on the foregoing and subject to the qualifications set forth herein, we are of the opinion that:

1.

 Based solely on a certificate of good standing from the Secretary of State of the State of Delaware, the Company is a corporation validly existing and in good standing under the laws of the State of Delaware; and

2.	The Shares have been duly and validly issued, fully paid and nonassessable.

             We are aware that we are referred to under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name therein and the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Sincerely,

David L. Ficksman a Partner of the Firm
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